Exhibit 23.4

[CONSENT OF INCOMING DIRECTOR]

June 14, 2010

Global Aviation Holdings Inc.

101 World Drive

Peachtree City, Georgia  30269

Attention:  Mark McMillin, Senior Vice President and General Counsel

Re:          Consent to be Named in Registration Statement

Ladies and Gentlemen:

I hereby consent to be named as a future director in the registration statements on Form S-1 and on Form S-4 of Global Aviation Holdings, Inc., including any and all amendments and post-effective amendments thereto and any related registration statements filed under Rule 462(b), and in the accompanying prospectuses forming a part thereof.

Sincerely,

/s/ Duane H. Cassidy
General Duane H. Cassidy
(USAF Retired)